EXHIBIT 21



                                             SUBSIDIARIES OF THE REGISTRANT



                                                                                                           State of
                                                                                   Percentage of        Incorporation
        Parent                                 Subsidiary                            Ownership         or Organization
        ------                                 ----------                            ---------         ---------------
SFS Bancorp, Inc.                      Schenectady Federal Savings Bank                 100%              Federal
Schenectady Federal Savings            SSLA Service Corp.                               100%              New York
 Bank